Exhibit 99.1

News Release

FIRSTBANCORP ANNOUNCES RETIREMENT OF CHIEF FINANCIAL OFFICER ORLANDO BERGES AND APPOINTMENT OF SUCCESSOR SAID ORTIZ

SAN JUAN, Puerto Rico – February 9, 2026 - First BanCorp. (the “Corporation”) (NYSE: FBP), the bank holding company for FirstBank Puerto Rico, announced today that Orlando Berges, Executive Vice President and Chief Financial Officer, will retire from the Corporation effective June 30, 2026, after close to 17 years of distinguished service.

Mr. Berges joined the Corporation in May 2009 and has played a central leadership role in the Corporation’s transformation and long‑term strengthening. Throughout his tenure, he led the Finance organization with discipline, transparency, and strategic vision. His contributions were instrumental in recapitalizing the institution and guiding it through its turnaround, adhering to the highest level of financial reporting standards, executing major acquisitions and integrations, enhancing capital planning and balance sheet strength, and contributing to the profitability and stable capital position that characterize FirstBank today.

“We are profoundly grateful for Orlando’s leadership and his dedication to FirstBank’s success,” said Aurelio Alemán, President and Chief Executive Officer of the Corporation. “His integrity, deep financial expertise, and steady guidance have left a lasting impact on our organization and its stakeholders.”

The Corporation also announced that Said Ortiz, currently Senior Vice President and Chief Accounting Officer, has been appointed Executive Vice President and Chief Financial Officer, effective July 1, 2026.

Mr. Ortiz initially joined the Corporation in 2013 and brings more than 19 years of experience in accounting, auditing, and financial management, including leadership roles at global professional public accounting firms. As a key leader within the Controller’s and Finance divisions, he has played a significant role in strengthening the Corporation’s financial reporting, controls, and accounting functions. His extensive experience and record of performance make him exceptionally well prepared to assume the CFO role.

Mr. Berges and Mr. Ortiz will work closely over the coming months to ensure a seamless transition.

“We are pleased to appoint Said as our next Chief Financial Officer,” said Aurelio Alemán. “His technical expertise, deep understanding of our operations, and proven leadership will continue to advance our financial strategy and support the Company’s long‑term objectives.”

News Release
About First BanCorp.

First BanCorp. is the parent corporation of FirstBank Puerto Rico, a state-chartered commercial bank with operations in Puerto Rico, the U.S. and British Virgin Islands and Florida, and of FirstBank Insurance Agency, LLC. First BanCorp’s shares of common stock trade on the New York Stock Exchange under the symbol “FBP.”

Safe Harbor

This press release may contain “forward-looking statements” concerning the Corporation. The words or phrases “expect,” “anticipate,” “intend,” “look forward,” “should,” “would,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. Such forward-looking statements include, but are not limited to, statements regarding the Corporation’s ability to pay dividends on the Corporation’s Common Stock in any future periods. Forward-looking statements involve known and unknown risks, uncertainties and contingencies that may cause actual results to differ materially from the expectations expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to the factors described in the Corporation’s most recent Annual Report on Form 10-K, in its Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. The Corporation undertakes no obligation to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by securities laws.

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First BanCorp.
Ramon Rodríguez
Senior Vice President
Corporate Strategy and Investor Relations
(787) 729-8200 Ext. 82179
ramon.rodriguez@firstbankpr.com